EXHIBIT 31.3

CERTIFICATION

I, George Zweier, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of BRT Apartments Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 15, 2020	/s/ George Zweier
George Zweier Vice President (Principal Financial and Accounting Officer)